                                   Bylaws of
                      PPL Electric Utilities Corporation

                               Table of Contents

Section................................................................... Page
--------------------------------------------------------------------------------
Article I:     Offices and Fiscal Year
Section 1.01    Registered Office.........................................   1
Section 1.02    Fiscal Year...............................................   1
Section 1.03    Corporate Seal............................................   1

Article II:    Meetings of Shareholders
Section 2.01    Place of Meeting..........................................   1
Section 2.02    Annual Meeting............................................   1
Section 2.03    Special Meetings..........................................   1
Section 2.04    Notice of Meetings........................................   2
Section 2.05    Quorum, Manner of Acting, and Adjournment.................   2
Section 2.06    Organization..............................................   3
Section 2.07    Voting and Proxies........................................   3
Section 2.08    Voting Lists..............................................   4
Section 2.09    Judges of Election........................................   4
Section 2.10    Determination of Shareholders of Record...................   4

Article III:   Board of Directors
Section 3.01    Authority, Number and Qualifications......................   5
Section 3.01    Term of Office............................................   5
Section 3.02    Organization..............................................   5
Section 3.03    Resignations..............................................   5
Section 3.04    Vacancies.................................................   5
Section 3.05    Removal by Shareholders...................................   6
Section 3.06    Place of Meeting..........................................   6
Section 3.07    Organization Meeting......................................   6
Section 3.08    Regular Meetings..........................................   6
Section 3.09    Special Meetings..........................................   7
Section 3.10    Quorum, Manner of Acting, and Adjournment.................   7
Section 3.11    Executive and Other Committees............................   7
Section 3.12    Compensation..............................................   8
Section 3.13    Nominations for Election of Directors.....................   8

Article IV:    Notice - Waivers - Meetings
Section 4.01    Manner of Giving Notice...................................  10
Section 4.02    Waivers of Notice.........................................  11
Section 4.03    Conference Telephone Meetings.............................  11

Article V:     Officers
Section 5.01    Number, Qualifications and Designation....................  12

Section 5.02    Election and Term of Office...............................  12
Section 5.03    Resignations..............................................  12
Section 5.04    Removal...................................................  12
Section 5.05    Vacancies.................................................  12
Section 5.06    General Powers............................................  12
Section 5.07    Compensation..............................................  12
Section 5.08    Standard of Care..........................................  13

Article VI:    Certificates of Stock, Transfer, Etc.

Section 6.01    Issuance..................................................  13
Section 6.02    Transfer..................................................  13
Section 6.03    Share Certificates........................................  13
Section 6.04    Lost, Stolen, Mutilated or Destroyed Certificates.........  13

Article VII:   Indemnification of Directors, Officers, Etc.
Section 7.01    Personal Liability of Directors...........................  14
Section 7.02    Indemnification of Directors and Officers.................  14
Section 7.03    Indemnification of Persons Not Indemnified Under
                Section 7.02..............................................  16

Article VIII:  Amendments
Section 8.01    Amendment of Bylaws.......................................  19

                                    BYLAWS
                                      OF
                      PPL ELECTRIC UTILITIES CORPORATION
                         (a Pennsylvania Corporation)

================================================================================


                                   ARTICLE I

                            Offices and Fiscal Year



       Section 1.01.  Registered Office.  The registered office of the
                      -----------------
corporation in the Commonwealth of Pennsylvania shall be at Two North Ninth Street, Allentown, Pennsylvania 18101.

       Section 1.02.  Fiscal Year.  The fiscal year of the corporation shall
                      -----------
begin on the first day of January in each year.

       Section 1.03.  Corporate Seal.  The corporation shall have a corporate
                      --------------
seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details, if any, as approved by the board of directors.


                                  ARTICLE II

                           Meetings of Shareholders


       Section 2.01.  Place of Meeting.  All meetings of the shareholders of the
                      ----------------
corporation shall be held at the registered office of the corporation unless another place is designated by the board of directors in the notice of such meeting.

       Section 2.02.  Annual Meeting.  The board of directors may fix the date
                      --------------
and time of the annual meeting of the shareholders, but if no such date and time is fixed by the board the meeting for any calendar year shall be held on the fourth Wednesday in April in such year, at 2 o'clock P.M., and at said meeting the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

       Section 2.03.  Special Meetings.  Special meetings of the shareholders of
                      ----------------
the corporation for any purpose or purposes may be called at any time by the Chairman of the Board, if there be one, or, in the case of a vacancy in the office, the President; or by the board of directors.

       Section 2.04.  Notice of Meetings.  Written notice of every meeting of
                      ------------------
the shareholders, whether annual or special, shall be given to each shareholder of record entitled to vote at the meeting, at least five days prior to the day named for the meeting; provided, however, that at least ten days written notice prior to the day of the meeting shall be given in the case of any annual or special meeting at which there is to be considered any amendment to the Articles of Incorporation of the corporation, the sale of all or substantially all of its assets, or its merger with or consolidation into any other corporation. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

       Section 2.05.  Quorum, Manner of Acting, and Adjournment.
                      -----------------------------------------

       (a)  Quorum.  The presence in person or by proxy of shareholders entitled
            ------
to cast a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it and controlled, directly or indirectly, by the board of directors, as such, shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

       (b)  Adjournments.  Any regular or special meeting of the shareholders,
            ------------
including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.

       Except as otherwise provided in the Articles of Incorporation, those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors. Also, except as otherwise provided in the Articles of Incorporation, those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

       (c)  Action by Shareholders.  Except as otherwise provided in the
            ----------------------
Articles of Incorporation, a section of these Bylaws adopted by the shareholders or the Business Corporation Law, whenever any corporate action is to be taken by vote of the shareholders, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class.

       Section 2.06.  Organization.  At every meeting of the shareholders, the
                      ------------
Chairman of the Board, or, in the case of vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the president, an executive vice president, a senior vice president, any vice president, or a chairman chosen by the shareholders entitled to cast a majority of the votes which all shareholders present in person or by proxy are entitled to cast, shall act as chairman; and the secretary or a person appointed by the chairman shall act as secretary.

       Section 2.07.  Voting and Proxies.  Except as otherwise provided by
                      ------------------
statute or in the Articles of Incorporation, every shareholder of record shall have the right to one vote for every share standing in his name on the books of the corporation.

In all elections for directors, every shareholder entitled to vote shall have the right to multiply the number of votes to which he may be entitled by the total number of directors to be elected in the same election by the holders of the class of shares of which his shares are a part, and he may cast the whole number of such votes for one candidate or he may distribute them among any two or more candidates. The candidates receiving the highest number of votes from each class or group of classes entitled to elect directors separately up to the number of directors to be elected in the same election by such class or group of classes shall be elected.

       Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or by his duly authorized attorney in fact and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall any proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation. A proxy coupled with an interest shall include an unrevoked proxy in favor of a creditor of a shareholder and such a proxy shall be valid as long as the debt owed by him to the creditor remains unpaid.

       Section 2.08.  Voting Lists.  The officer or agent of the corporation
                      ------------
having charge of the transfer books for shares of the corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof. In lieu of the making of such list, the corporation may make the information therein available at the meeting by any other means. The original share register or transfer book or a duplicate thereof, kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share register or transfer book, or to vote, in person or by proxy, at any meeting of shareholders.

       Section 2.09.  Judges of Election.  In advance of any meeting of
                      ------------------
shareholders, the board of directors may appoint one or three judges of election, who need not be shareholders. If judges of election be not so appointed, the chairman of the meeting may, and on the request of any shareholder or his proxy shall, appoint judges of election at the meeting. The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

       On request of the chairman of the meeting or of any shareholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

       Section 2.10.  Determination of Shareholders of Record.  The board of
                      ---------------------------------------
directors may fix a date as a record date for the determination of the shareholders entitled to notice of, or to vote at, any meeting of shareholders, which date, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting. Only shareholders of record on the date so fixed, and no others, shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of any shares on the books of the corporation after any such record date so fixed. When a determination of shareholders of record has been made for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board of directors fixes a new record date for the adjourned meeting. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. If a record date is not fixed by the board of directors, the record date shall be as determined in the Business Corporation Law.

                                  ARTICLE III

                              Board of Directors


       Section 3.01.    Authority, Number and Qualifications.  The business and
                        ------------------------------------
affairs of the corporation shall be managed under the direction of a board of directors. The board of directors shall consist of not less than six and not more than twenty directors, as shall be fixed from time to time by resolution of the board of directors. All directors of the corporation shall be natural persons of full age, but need not be residents of Pennsylvania. They shall be shareholders in the corporation. A director may also be an officer or employee of the corporation.

       Section 3.01.1 - Term of Office.  Each director shall hold office until
                        --------------
the expiration of the term for which he or she was selected and until a successor shall have been elected and qualified or until his or her earlier death, resignation or removal

       Section 3.02.    Organization.  At every meeting of the Board of
                        ------------
Directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following present in the order stated: the president, an executive vice president (in order of seniority in that position), or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in his absence, any person appointed by the chairman of the meeting, shall act as secretary.

       Section 3.03.    Resignations.  Any director of the corporation may
                        ------------
resign at any time by giving written notice to the Chairman of the Board, if there be one, or the President, or the secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 3.04.    Vacancies.  The board of directors may declare vacant
                        ---------
the office of a director if he be declared of unsound mind by an order of court, or convicted of felony, or for any other proper cause.

       Except as otherwise provided in the Articles of Incorporation, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the majority vote of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director has been chosen, and until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

       If one or more directors shall resign from the board effective as of a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

       Section 3.05.  Removal by Shareholders.  Any director may be removed from
                      -----------------------
office by vote of shareholders only upon the affirmative vote of the shareholders entitled to cast at least two-thirds of the votes which all shareholders would be entitled to cast at any annual election of directors and upon any additional vote of shareholders that may be required by law. No director elected by holders of the 4-1/2% Preferred Stock and the Series Preferred Stock of the Corporation or by the holders of the Preference Stock of the Corporation pursuant to the provisions of Article VI of the Articles of Incorporation may be removed pursuant to this Section 3.05.

       Section 3.06.  Place of Meeting.  The board of directors may hold its
                      ----------------
meetings at such place or places within Pennsylvania, or elsewhere, as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

       Section 3.07.  Organization Meeting.  Immediately after each annual
                      --------------------
election of directors or other meeting at which the entire board of directors is elected, the newly elected board of directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where said election of directors was held. Notice of such meeting need not be given. Such organization meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.

       Section 3.08.  Regular Meetings.  Regular meetings of the board of
                      ----------------
directors shall be held at such time as shall be designated from time to time by the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting. Notice need not be given of regular meetings held at the registered office of the corporation. If held elsewhere, the notice requirements of Section 3.06 shall apply.

       Section 3.09.  Special Meetings.  Special meetings of the board of
                      ----------------
directors shall be held whenever called by two or more of the directors or by the Chairman of the Board, if there be one, or, in the case of vacancy in the office or absence of the Chairman of the Board, the president. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by United States mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice of the meeting.

       Section 3.10.  Quorum, Manner of Acting, and Adjournment.  A majority of
                      -----------------------------------------
the directors in office shall be present at each meeting in order to constitute a quorum for the transaction of business. Except as otherwise provided in the Articles of Incorporation or by statute, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be present, provided that the notice, if any, required by Sections 3.08 or 3.09 of this Article has been given. The directors shall act only as a board and the individual directors shall have no power as such, provided, however, that any action which may be taken at a meeting of the board may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors and shall be filed with the secretary of the corporation.

       Section 3.11.  Executive and Other Committees.  The board of directors
                      ------------------------------
may, by resolution adopted by a majority of the directors in office, establish an Executive Committee and one or more other committees. Any committee, to the extent provided in such resolution, shall have and may exercise all of the powers and authority of the board of directors, except that no committee shall have any power or authority as to the following:

       (1) The submission to shareholders of any action requiring approval of shareholders under the Business Corporation Law.

       (2)  The creation or filling of vacancies in the board of directors.

       (3)  The adoption, amendment or repeal of these Bylaws.

       (4) The amendment or repeal of any resolution of the board of directors that by its terms is amendable or repealable only by the board.

       (5) Action on matters committed by a resolution of the board of directors to another committee of the board.

       A majority of the directors in office designated to a committee shall be present at each meeting in order to constitute a quorum for the transaction of business. The acts of a majority of the committee members present at a meeting at which a quorum is present shall be the acts of the committee. Any action which may be taken at a meeting of a committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all of the committee members and shall be filed with the secretary of the corporation.

       Each committee shall keep records of its proceedings.

       Section 3.12.  Compensation.  The board of directors shall have the
                      ------------
authority to fix the compensation of directors for their services as directors. A director may be a salaried officer of the corporation, but no employee shall receive a salary for serving as a director.

       Section 3.13.  Nominations for Election of Directors and Proposed
                      --------------------------------------------------
Business to be Transacted.
-------------------------

       (a)  Director Nominations.  Except as otherwise provided in or fixed by
            ---------------------
or pursuant to the provisions of Article VI of the articles of incorporation, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice (meeting the requirements hereinafter set forth) of such shareholder's intent to make such nomination or nominations has been given by the shareholder and received by the secretary of the corporation in the manner and within the time specified by this Subsection. The notice shall be delivered to the secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 75 days in advance of the date of such meeting; provided, however, that in the event that less than 85 days'
              --------  -------
notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholders to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the earlier of (A) the seventh day following the date on which notice of such meeting is first given to shareholders or (B) the fourth day prior to the meeting. In lieu of delivery to the secretary, the notice may be mailed to the secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the secretary. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had proxies been solicited with respect to such nominee by the management or board of directors of the corporation; and (e) the consent of each nominee to serve as a director of the corporation if so elected. If a judge or judges of election shall not have been appointed pursuant to these bylaws, the presiding officer of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the procedures of this Subsection and, in such event, the nomination shall be disregarded.

Any decision by the presiding officer of the meeting made in good faith shall be conclusive and binding upon all shareholders of the corporation for any purpose.

       (b)  Proposed Business to be Transacted.  Except as otherwise provided in
            ----------------------------------
Section 3.13(a) of these bylaws, at any annual meeting or special meeting of shareholders, only such business as is properly brought before the meeting in accordance with this Subsection may be transacted. To be properly brought before any meeting, any proposed business that is to be brought pursuant to this Subsection must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) in the case of an annual meeting of shareholders, otherwise properly brought before the meeting by a shareholder (x) who is a shareholder of record on the date of giving notice provided for in these bylaws and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (y) who complies with the notice provisions set forth in this Subsection. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to the secretary of the corporation not later than 75 days in advance of the date of such meeting; provided, however, that in the
                                             --------  -------
event that less than 85 days' notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholders to be timely must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. In lieu of delivery to the secretary, the notice may be mailed to the secretary by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the secretary. A shareholder's notice to the secretary of the corporation, as required by this Subsection, shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class, series and number of shares of the corporation's stock which are beneficially owned by the shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder in such business, (v) all other information which would be required to be included in a proxy statement or other filing required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such shareholder were a participant in a solicitation subject to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (vi) a representation that such shareholder intends to appear in person or by proxy at the annual meeting of shareholders to bring such business before the meeting. Except as provided in Section 3.13(a) of these bylaws, notwithstanding anything in the bylaws to the contrary, no business shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Subsection, provided, however, that nothing in this
                                         --------  -------
Subsection shall be deemed to preclude discussion by any shareholders of any business properly brought before any such meeting. The presiding officer of a meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Subsection, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Any decision by the presiding officer of the meeting made in good faith shall be conclusive and binding upon all shareholders of the corporation for any purpose.


                                  ARTICLE IV

                          Notice - Waivers - Meetings


       Section 4.01.  Manner of Giving Notice.
                      -----------------------

       (a)  General Rule.  Whenever written notice is required to be given to
            ------------
any person under the provisions of the Articles of Incorporation, these Bylaws, or the Business Corporation Law, it may be given to the person, either personally or by sending a copy thereof by first-class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the address (or to the telex, TWX or facsimile transmission telephone number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. Notice of any regular or special meeting of the shareholders (or any other notice required by the Articles of Incorporation, these Bylaws, or the Business Corporation Law to be given to all shareholders or to all holders of a class or series of shares) may be given by any class of mail, postage prepaid, if the notice is deposited in the United States mail at least 20 days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

       If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of facsimile transmission, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Articles of Incorporation, these Bylaws, or the Business Corporation Law.

       (b)  Adjourned Shareholder Meetings.  When a meeting of shareholders is
            ------------------------------
adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board fixes a new record date for the adjourned meeting or the Business Corporation Law requires notice of the business to be transacted and such notice has not previously been given.

       Section 4.02.  Waivers of Notice.  Whenever any written notice is
                      -----------------
required to be given under the provisions of the Articles of Incorporation, these bylaws, or the Business Corporation Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting.

       Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

       Section 4.03.  Conference Telephone Meetings.  One or more directors may
                      -----------------------------
participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.


                                   ARTICLE V

                                   Officers


       Section 5.01.  Number, Qualifications and Designation.  The officers of
                      --------------------------------------
the corporation shall be a president, a secretary, a treasurer, one or more vice presidents (including executive vice presidents and senior vice presidents) and such other officers as the business of the corporation may require, including one or more assistant officers. In addition, the board of directors may elect from among its number a Chairman of the Board who, if so elected, may be chief executive officer of the corporation. One person may hold more than one office. Officers may but need not be directors or shareholders of the corporation.

       Section 5.02.  Election and Term of Office.  The officers of the
                      ---------------------------
corporation shall be elected by the board of directors, and each such officer shall hold his office until the next annual organization meeting of the directors (which is held immediately following the annual meeting of shareholders), or until his death, resignation, or removal.

       Section 5.03.  Resignations.  Any officer may resign at any time by
                      ------------
giving written notice to the board of directors, or to the Chairman of the Board, if there be one, or the President, or the secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 5.04.  Removal.  Any officer may be removed, either for or
                      -------
without cause, by the board of directors whenever in the judgment of the board of directors the best interests of the corporation will be served thereby.

       Section 5.05.  Vacancies.  A vacancy in any office because of death,
                      ---------
resignation, removal, disqualification, or any other cause, may be filled by the board of directors.

       Section 5.06.  General Powers.  All officers of the corporation as
                      --------------
between themselves and the corporation, shall, respectively have such authority and perform such duties in the management of the property and affairs of the corporation as may be determined by resolution of the board of directors.

       Section 5.07.  Compensation.  The salaries or other compensation of the
                      ------------
officers elected by the board of directors shall be fixed from time to time by the board of directors or in such manner as the board of directors shall from time to time provide.

       Section 5.08.  Standard of Care.  In lieu of the standards of conduct
                      ----------------
otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation.


                                  ARTICLE VI

                     Certificates of Stock, Transfer, Etc.


       Section 6.01.  Issuance.  The share certificates of the corporation shall
                      --------
be numbered and registered in the share register and transfer books of the corporation as they are issued. They shall be signed, by facsimile or otherwise, by the Chairman of the Board, if there be one, or the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or authenticated, or whose facsimile signature or authentication has been placed upon any share certificate shall have ceased to be such officer, transfer agent or registrar because of death, resignation or otherwise, before the certificate is issued, the certificate may be issued with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue.

       Section 6.02.  Transfer.  Transfers of shares shall be made on the books
                      --------
of the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing.

       Section 6.03.  Share Certificates.  Certificates for shares of the
                      ------------------
corporation shall be in such form as provided by statute and approved by the board of directors.

       Section 6.04.  Lost, Stolen, Mutilated or Destroyed Certificates.  In the
                      -------------------------------------------------
event of loss, theft, mutilation or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the board of directors may have established concerning proof of such loss, theft, mutilation or destruction and concerning the giving, if required by such regulations, of a satisfactory bond or bonds of indemnity.


                                 ARTICLE VII

                 Indemnification of Directors, Officers, Etc.


       Section 7.01.  Personal Liability of Directors.
                      -------------------------------

       (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the Company shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

       (b) Any amendment or repeal of this Section 7.01 which has the effect of increasing directors' liability shall operate prospectively only, and shall not affect any action taken, or any failure to act, prior to its adoption.

       Section 7.02.  Indemnification of Directors and Officers.
                      -----------------------------------------

       (a)  Right to Indemnification.  Except as prohibited by law, every
            ------------------------
director and officer of the Company shall be entitled as of right to be indemnified by the Company against reasonable expense and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Company or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Company or by reason of the fact that such person is or was serving at the request of the Company as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "action"). Such indemnification shall include the right to have expenses incurred by such person in connection with an action paid in advance by the Company prior to final disposition of such action, subject to such conditions as may be prescribed by law. Persons who are not directors or officers of the Company may be similarly indemnified in respect of service to the Company or to another such entity at the request of the Company to the extent the Board of Directors at any time denominates such person as entitled to the benefits of this Section 7.02. As used herein, "expense" shall include fees and expenses of counsel selected by such person; and "liability" shall include amounts of judgments, excise taxes, fines and penalties, and amounts paid in settlement.

       (b)  Right of Claimant to Bring Suit.  If a claim under paragraph (a) of
            -------------------------------
this Section 7.02 is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action that the conduct of the claimant was such that under Pennsylvania law the Company would be prohibited from indemnifying the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the conduct of the claimant was not such that indemnification would be prohibited by law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that the conduct of the claimant was such that indemnification would be prohibited by law, shall be a defense to the action or create a presumption that the conduct of the claimant was such that indemnification would be prohibited by law.

       (c)  Insurance and Funding.  The Company may purchase and maintain
            ---------------------
insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any action, whether or not the Company would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 7.02. The Company may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

       (d)  Non-Exclusivity; Nature and Extent of Rights.  The right of
            --------------------------------------------
indemnification provided for herein (l) shall not be deemed exclusive of any other rights, whether now existing or hereafter created, to which those seeking indemnification hereunder may be entitled under any agreement, bylaw or charter provision, vote of shareholders or directors or otherwise, (2) shall be deemed to create contractual rights in favor of persons entitled to indemnification hereunder, (3) shall continue as to persons who have ceased to have the status pursuant to which they were entitled or were denominated as entitled to indemnification hereunder and shall inure to the benefit of the heirs and legal representatives of persons entitled to indemnification hereunder and (4) shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof. The right of indemnification provided for herein may not be amended, modified or repealed so as to limit in any way the indemnification provided for herein with respect to any acts or omissions occurring prior to the effective date of any such amendment, modification or repeal.

       Section 7.03.  Indemnification of Persons Not Indemnified Under
                      ------------------------------------------------
Section 7.02.
------------

       (a)  Scope.  The provisions of this Section 7.03 are applicable only to
            -----
employees and other authorized representatives of the corporation who are not entitled to the benefits of Section 7.02 pursuant to either the terms of Section
7.02 or a resolution of the Board of Directors of this corporation.

       (b)  Employees; Third Party Actions.  The corporation shall indemnify any
            ------------------------------
employee of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an authorized representative of the corporation (which, for the purposes of this Section 7.03, shall mean an employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

       (c)  Employees; Derivative Actions.  The corporation shall indemnify any
            -----------------------------
employee of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an authorized representative of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

       (d)  Other Authorized Representatives.  To the extent that an authorized
            --------------------------------
representative of the corporation who is not an employee of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (b) and (c) of this Section 7.03 or in defense of any claim, issue or matter therein, such person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Such an authorized representative may, at the discretion of the corporation, be indemnified by the corporation in any other circumstances and to any extent if the corporation would be required by subsections (b) and (c) of this Section 7.03 to indemnify such person in such circumstances and to such extent if such person were or had been an employee of the corporation.

       (e)  Procedure for Effecting Indemnification.  Indemnification under
            ---------------------------------------
subsections (b), (c) or (d) of this Section 7.03 shall be made when ordered by a court (in which case the expenses, including attorneys' fees, of the authorized representative in enforcing such right of indemnification shall be added to and be included in the final judgment against the corporation) or shall be made upon a determination that indemnification of the authorized representative is required or proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (b) and (c) of this
Section 7.03. Such determination shall be made:

       (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

       (2) If such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so direct, by independent legal counsel in a written opinion, or

       (3)  By the shareholders.

       (f)  Advancing Expenses.  Expenses (including attorneys' fees) incurred
            ------------------
in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of an employee to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as required in this Section 7.03 or as authorized by law and may be paid by the corporation in advance on behalf of any other authorized representative when authorized by the board of directors upon receipt of a similar undertaking.

       (g)  Non-Exclusivity; Nature and Extent of Rights.  Each person who shall
            --------------------------------------------
act as an authorized representative of the corporation and who is not entitled to the benefits of Section 7.02, shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Section 7.03.

       The indemnification provided by this Section 7.03 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.


                                 ARTICLE VIII

                                  Amendments


       Section 8.01.  Amendment of Bylaws.  The directors may make, amend, alter
                      -------------------
or repeal these bylaws by a vote of the majority of the members of the board of directors at any regular or special meeting duly convened after notice of that purpose; subject, however, to the power of the shareholders to make, amend, and repeal these bylaws at any annual or special meeting duly convened after notice of that purpose.